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                                                                  Exhibit 4.3(d)

                                                                  EXECUTION COPY

                                  March 9, 2006

ALLIED HOLDINGS, INC.
160 Clairemont Avenue
Suite 200
Decatur, Georgia 30030
Attention: Chief Financial Officer
Fax No. 404-370-4206

Re: General Electric Capital Corporation: Allied Holdings, Inc.

Dear Ladies and Gentlemen:

     Reference is made to that certain SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (as amended, restated, supplemented, or otherwise modified, the "Credit Agreement"), dated as of August 1, 2005, by and among (a) ALLIED HOLDINGS, INC., a Georgia corporation ("Allied Holdings"), and ALLIED SYSTEMS, LTD. (L.P.), a Georgia limited partnership ("Allied Systems, and together with Allied Holdings, "Borrowers" and individually, a "Borrower") (b) the other Credit Parties signatory hereto; (c) GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital" or the "Administrative Agent"), as Administrative Agent, Collateral Agent, co-Revolver Agent and co-Syndication Agent; (d) MORGAN STANLEY SENIOR FUNDING, INC., as co-Term Loan B Agent, co-Syndication Agent, co-Bookrunner and co-Term Loan B Lead Arranger; (e) MARATHON STRUCTURED FINANCE FUND, L.P., as co-Revolver Agent, Term Loan A Agent, co-Term Loan B Agent, Term Loan A Lead Arranger, co-Term Loan B Lead Arranger and co-Revolver Lead Arrangers; (f) the other Lenders signatory hereto from time to time (the "Lenders") and (g) GE CAPITAL MARKETS, INC., as co-Revolver Lead Arranger and co-Bookrunner.

     1.   Specified Events of Default.

     Based on the financial information for the Fiscal Month ended January 31, 2006, required by Section 4.1(a) and Annex E, clause (a) of the Credit Agreement and delivered on March 3, 2006, and based upon preliminary financial results for the Fiscal Year ended December 31, 2005, as communicated by the Borrower to the Lenders, Borrowers anticipate that they will be in default of the Financial Covenants required by Section 6.10 and Annex G, clauses (c) and (d) of the Credit Agreement as follows:

     (i) actual EBITDA for the 12-month period ended on January 31, 2006 will be $40,290,000;

     (ii) actual EBITDA for the 12-month period ended on December 31, 2005 will be $38,516,000;

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     (iii) the actual Leverage Ratio for the 12-month period ended on January
     31, 2006 will be 4.81:1.0;

     (iv) the actual Leverage Ratio for the 12-month period ended on December 31, 2005 will be 4.74:1.0; and

     (v) the Events of Default set forth on Schedule A hereto (the "Specified Events of Default") will occur or will be continuing.

     2. Outstanding Obligations. Borrowers acknowledge and agree that as of March 6, 2006, the aggregate outstanding principal amounts of the Revolving Loan, the Term Loan A and the Term Loan B are $60,764,606.20, $20,000,000 and $80,000,000, respectively, and that such principal amounts, plus interest and fees, are payable pursuant to the Credit Agreement and other Loan Documents without defense, offset, withholding, counterclaim or deduction of any kind.

     3. Forbearance. (a) Notwithstanding the existence of the Specified Events of Default, the Administrative Agent and the Lenders agree that the Specified Events of Default will not constitute a Default or an Event of Default for purposes of Section 2.2 of the Credit Agreement. The Administrative Agent and the Lenders agree to temporarily forbear from exercising their remedies under the Credit Agreement and the other Loan Documents during the Forbearance Period (as defined below). The Administrative Agent and the Lenders will not charge interest on any Obligations at the default rate of interest under Section 1.5(d) of the Credit Agreement retroactively to the date of the occurrence of any of the Specified Events of Default. The Administrative Agent's and the Lenders' continued forbearance from exercising their remedies relative to the Specified Events of Default during the Forbearance Period is expressly conditioned on satisfactory compliance by Borrowers with each of the following (the "Forbearance Conditions"):

          (i) all fees, costs and expenses incurred in connection with this forbearance letter, the Credit Agreement and any other Loan Documents (including, without limitation, legal fees and expenses and fees and expenses for a consultant to advise the Agents and the Lenders) shall have been paid;

          (ii) EBITDA for the rolling 12-month periods ending on each of January 31, 2006 and December 31, 2005, in each case as reflected in the financial information or Financial Statements delivered to the Agents and the Lenders, shall be equal to or better than the applicable amounts specified in Paragraph 1 hereof; and

          (iv) the Leverage Ratio for the rolling 12-month periods ending on each of January 31, 2006 and December 31, 2005, in each case as reflected in the financial information or Financial Statements delivered to the Agents and the Lenders, shall be equal to or less than the applicable ratios specified in Paragraph 1 hereof.


                                      -2-

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The failure of Borrowers to timely perform any Forbearance Condition shall constitute an immediate Event of Default.

     (b) Notwithstanding the foregoing, as a result of the occurrence and continuance of the Specified Events of Default, no Lender has any further obligation to make Advances or otherwise extend credit to Borrowers under the Credit Agreement.

     4. Forbearance Period. As used herein, Forbearance Period shall mean the period commencing on the date hereof and continuing through the earliest of (referred to herein as the "Forbearance Termination Date"): (i) April 3, 2006;
(ii) the occurrence of any Event of Default other than the Specified Events of Default; and (iii) the failure of Borrowers to timely perform each of the Forbearance Conditions. On the Forbearance Termination Date, the forbearance provided herein shall terminate, and the Administrative Agent and the Lenders shall have the right to exercise any and all remedies under the Credit Agreement or any other Loan Document, at law, in equity or otherwise.

     5. Reservation of Rights. You are hereby advised that the Administrative Agent and the Lenders specifically reserve all of their rights and remedies against Borrowers under the Loan Documents and applicable law with respect to the Specified Events of Default. Neither the Administrative Agent nor any Lender shall be deemed to have waived any term or condition of the Credit Agreement or any other Loan Document or, except as specifically set forth herein, to have agreed to a forbearance with respect to any right or remedy which the Administrative Agent or the Lenders may now have or in the future may have under the Credit Agreement or any other Loan Document, at law, in equity or otherwise, on account of the Specified Events of Default or any other Default or Event of Default. Neither the Administrative Agent nor any Lender shall by virtue of any action or omission be deemed to have altered or prejudiced any rights or remedies under or in connection with the Credit Agreement or under or in connection with any Event of Default. All of the terms and conditions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

     6. Miscellaneous. (a) This forbearance letter shall be deemed a Loan Document for all purposes. This forbearance letter reflects the entire understanding of the parties with respect to the matters contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     (b) This forbearance letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same letter. Delivery of an executed counterpart of this forbearance letter by facsimile shall be equally as effective as delivery of an original executed counterpart of this forbearance letter. Any party delivering an executed counterpart of this forbearance letter, also shall deliver an original executed counterpart of this forbearance letter, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this forbearance letter.


                                      -3-
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     This forbearance letter shall be construed under and governed by the laws of the State of New York.

Sincerely,

                                        LENDERS:

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrative Agent, Collateral
                                        Agent, co-Revolver Agent and Lender


                                        By: /s/ Charles H Fenton
                                            ------------------------------------
                                        Name: Charles H Fenton III
                                        Title: Duly Authorized Signatory

                          [Forbearance Letter Sig Page]

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                                        MORGAN STANLEY SENIOR
                                        FUNDING, INC., as co-Term Loan B
                                        Agent, co-Syndication Agent and Lender


                                        By: /s/ Jason Colodne
                                            ------------------------------------
                                        Name: Jason Colodne
                                        Title: Authorized Signatory

                          [Forbearance Letter Sig Page]

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                                        MARATHON STRUCTURED FINANCE FUND,
                                        L.P., as Term Loan A Agent, co-Term
                                        Loan B Agent and Lender


                                        By: /s/ Gary L Lembo
                                            ------------------------------------
                                        Name: Gary L Lembo
                                        Title: Director

                          [Forbearance Letter Sig Page]

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                                        FORTRESS CREDIT OPPORTUNITIES I LP
                                        as Lender


                                        By: /s/ CONSTANTINE DAKOLIAS
                                            ------------------------------------
                                        Name: CONSTANTINE DAKOLIAS
                                        Title: CHIEF CREDIT OFFICER


                                       -9-

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                                        WELLS FARGO FOOTHILL, LLC
                                        as Lender

                                        By: /s/ Eunnie Kim
                                            ------------------------------------
                                        Name: Eunnie Kim
                                        Title: VP


                                      -10-
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                                        TEXTRON FINANCIAL CORPORATION
                                        as Lender


                                        By: /s/ Eric R. Hubbard
                                            ------------------------------------
                                        Name: ERIC R. HUBBARD
                                        Title: DULY AUTHORIZED SIGNATORY


                                      -12-

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                                        HAMPTON FUNDING LLC
                                        as Lender


                                        By: /s/ M. Cristina Higgins
                                            ------------------------------------
                                        Name: M. Cristina Higgins
                                        Title: Assistant Vice President


                                      -14-

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                                        QUADRANGLE MASTER FUNDING LTD.
                                        as Lender


                                        By: /s/ Andrew J. Herenstein
                                            ------------------------------------
                                        Name: Andrew J. Herenstein
                                        Title: Managing Principal


                                      -15-

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                                        MERRILL LYNCH CAPITAL, A DIVISION
                                        OF MERRILL LYNCH BUSINESS
                                        FINANCIAL SERVICES INC.
                                        as Lender


                                        By: /s/ Edward Shuster
                                            ------------------------------------
                                        Name: Edward Shuster
                                        Title: AVP

                          [Forbearance Letter Sig Page]

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                                        Acknowledged and Agreed
                                        as of the date first above written:

                                        BORROWERS

                                        ALLIED HOLDINGS, INC., a
                                        Georgia corporation


                                        By: /s/ Thomas H. King
                                            ------------------------------------
                                        Name: Thomas H. King
                                        Title: EVP


                                        ALLIED SYSTEMS, LTD. (L.P.), a
                                        Georgia limited partnership


                                        By: /s/ Thomas H. King
                                            ------------------------------------
                                        Name: Thomas H. King
                                        Title: EVP

                          [Forbearance Letter Sig Page]

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                                   SCHEDULE A

                           SPECIFIED EVENTS OF DEFAULT

1. Section 6.10 and Annex G, clause (c) of the Credit Agreement. Minimum EBITDA as of the last day of the 12-month period ended on each of December 31, 2005 and January 31, 2006 was less than $40,535,000 and $40,350,000, respectively.

2. Section 6.10 and Annex G. clause (d) of the Credit Agreement. The Maximum Leverage Ratio as of the last day of the 12-month period ended on each of December 31, 2005 and January 31, 2006 was greater than 4.4:1.0 and 4.7:1.0, respectively.


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